    As filed with the Securities and Exchange Commission on October 7, 1997
                                                 Registration No. 333-
--------------------------------------------------------------------------------
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                             FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ------------------------

                        APPLE SOUTH, INC.
      (Exact name of registrant as specified in its charter)


         Georgia                                       59-2778983
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                            Number)


                      Hancock at Washington
                     Madison, Georgia  30650
                          (706) 342-4552
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ERICH J. BOOTH
              Treasurer and Chief Financial Officer
                        Apple South, Inc.
                      Hancock at Washington
                     Madison, Georgia  30650
                          (706) 342-4552
    (Name, address, including zip code, and telephone number,
including area code, of agent for service)
                    -------------------------
                            Copies to:
                        LARRY D. LEDBETTER
                     Kilpatrick Stockton LLP
                1100 Peachtree Street, Suite 2800
                     Atlanta, Georgia  30309
                    -------------------------


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___ ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
___   _______________

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box. ___
                    ----------------------

                 CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum       Proposed Maximum
  Title of Each Class of            Amount to be     Offering Price per     Aggregate Offering           Amount of
Securities to be Registered          Registered           Share (1)             Price(1)              Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  per share                        357,600 shares         $18.94            $6,772,944.00                  $2,053
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Company's Common Stock on September 30, 1997, as reported on the Nasdaq National Market.

                        ------------------------

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               SUBJECT TO COMPLETION, DATED OCTOBER 7, 1997

Prospectus

                             357,600 Shares

                            Apple South, Inc.

                              Common Stock

This Prospectus relates to 357,600 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Apple South, Inc., a Georgia corporation ("Apple South" or the "Company") which may be offered and sold from time to time by the shareholder named herein (the "Selling Shareholder") pursuant to this Prospectus. The Selling Shareholder acquired the Shares from the Company on July 17, 1997 in connection with the acquisition by the Company of the Canyon Cafe-Registered Trademark- restaurant group, which was previously partially owned by the Selling Shareholder. See "Selling Shareholder" below. The Shares may be sold by the Selling Shareholder from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Shareholder." The Selling Shareholder will receive all of the net proceeds from the sale of the Shares and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Shares. The Selling Shareholder and any broker-dealers, agents or underwriters which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                            October ____, 1997

                          AVAILABLE INFORMATION

Apple South is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), most of which it files electronically under the Commission's EDGAR system. These materials can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that Web site is http://www.sec.gov. Apple South Common Stock, $.01 par value per share, is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning Apple South may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Apple South hereby incorporates by reference in this Prospectus the following documents:

     (a) Apple South's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, as amended by Form 10-K/A filed June 26, 1997;

     (b) Apple South's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1997, as amended by the Form 10-Q/A's filed May 21, 1997, June 26, 1997, and July 16, 1997;

     (c) Apple South's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 1997, as amended by the Form 10-Q/A filed August 27, 1997;

     (d) Apple South's Current Reports on Form 8-K filed with the Commission on February 11, 1997 and February 24, 1997;

     (e)  Apple South's registration statement on Form 8-A, as amended; and

     (f) All documents filed by Apple South with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Shares hereby.

Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

Apple South will provide without charge to each recipient of this Prospectus, upon written or oral request of such recipient, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests should be directed to Erich J. Booth, Chief Financial Officer and Treasurer, Apple South, Inc., Hancock at Washington, Madison, Georgia 30650, telephone number (706) 342-4552.

                                 THE COMPANY

    Apple South is a rapidly growing, multi-concept restaurant operating company. At October 3, 1997, Apple South operated 409 casual dining restaurants, consisting of 254 restaurants operating under the name "Applebee's Neighborhood Grill & Bar," 89 "Don Pablo's" restaurants featuring traditional Mexican and Tex-Mex dishes, 10 "Harrigan's" restaurants offering traditional classics such as mesquite-smoked prime rib, hickory-grilled steaks and chicken, 16 "McCormick's" or "McCormick & Schmick's" upper-end casual seafood restaurants, 25 "Hops Grill & Bar Microbrewery" casual dining restaurants that feature an on-premise micro-brewery, and 15 "Canyon Cafe" restaurants featuring Southwestern cuisine. Apple South acquired the McCormick & Schmick's restaurants on March 3, 1997, the Hops Grill & Bar Microbrewery restaurants on March 13, 1997, and the Canyon Cafe restaurants on July 17, 1997. Apple South operates its Applebee's restaurants as a franchisee of Applebee's International, Inc.

The Company's principal executive offices are located at Hancock at Washington, Madison, Georgia 30650, and its telephone number is (706) 342-4552.
                                   ___________

Applebee's Neighborhood Grill & Bar-Registered Trademark- and Applebee's-Registered Trademark- are registered trademarks of Applebee's International, Inc. Don Pablo's-Registered Trademark-is a registered trademark of DF&R Restaurants, Inc., a Company subsidiary. McCormick & Schmick's-Registered Trademark- and McCormick's-Registered Trademark- are registered trademarks of McCormick & Schmick Restaurants, Inc., a Company subsidiary. Hops Grill & Bar Microbrewery-Registered Trademark- is a registered trademark recently purchased by the Company from Hops Restaurants, Inc. Canyon Cafe-Registered Trademark- is a registered trademark recently acquired by the Company from Canyon Cafes, Inc.

                           RECENT DEVELOPMENTS

On July 17, 1997, Apple South acquired Canyon Cafes, Inc. and its subsidiaries for $36.0 million. As of July 17, 1997, Canyon Cafes operated 13 full-service, casual dining restaurants in Arizona, California, Colorado, Georgia, Missouri, Texas, and Washington, D.C. Apple South paid approximately $30.8 million in cash and $5.2 million in Apple South common stock. In addition, the Company paid off approximately $7.5 million in debt owed by Canyon Cafes.

Canyon Cafe restaurants, which operated under the names "Canyon Cafe-Registered Trademark-" and "Sam's Cafe-TM-" emphasize an authentic Southwestern theme through their menu and adobe-style decor. A Santa Fe design reflects the influence of the Texas, New Mexico, Arizona, and Native American cultures. The restaurants average 6,500 square feet in size with average seating for 200 guests. Some feature additional seating in an outdoor patio area. The restaurants' Southwestern cuisine is presented through a large and diverse menu of items prepared in-house from scratch, including pasta, grilled tuna, pot roast and barbecued salmon dishes. Typical meals average $10.00 for lunch and $16.00 for dinner per person. Canyon Cafe has opened five new restaurants in 1997 and plans to open an additional one restaurant by the end of the year.

                            LEGAL PROCEEDINGS

An action titled John Bryant, et al. v. Apple South, Inc., et al., Civil Action No. 3:97-CV-83(DF) was filed on September 22, 1997 in the United States District Court for the Middle District of Georgia. This lawsuit was filed by a person who seeks to represent a class of shareholders of the Company who purchased shares of the Company's Common Stock between May 26, 1995 and September 24, 1996. The plaintiff named the Company and certain of its officers and directors as defendants. The complaint alleged acts of fraudulent misrepresentation by the defendants which induced the plaintiff to purchase the Common Stock and alleged illegal insider trading by certain of the defendants, each of which allegedly resulted in losses to the plaintiff and similarly situated shareholders of the Company. The complaint seeks damages and other relief. Although the ultimate outcome of this lawsuit cannot be determined at this time, based on its preliminary analysis the Company believes that the allegations therein are without merit and intends to vigorously defend itself in this offering.

                            SELLING SHAREHOLDER

   The Selling Shareholder is Canyon (1997) Investment Limited Partnership, a Delaware limited partnership. The Company issued the Shares to the Selling Shareholder on July 17, 1997 as partial consideration for the sale to the Company of the Canyon Cafe-Registered Trademark- restaurant group (the "Acquisition"). See "Recent Developments" above. The Shares constitute all of the shares of Common Stock (i) acquired by the Selling Shareholder in the Acquisition and (ii) owned by the Selling Shareholder. One of the general partners of the Selling Shareholder, Jacob C. Baum, has been employed by the Company since the Acquisition as the president of the Company's Canyon Cafe division. The other general partner of the Selling Shareholder, Janet Z. Baum, is the spouse of Jacob C. Baum.


                            USE OF PROCEEDS

The Selling Shareholder will receive all of the proceeds from the sale of the offered securities. Apple South will not receive any proceeds from the sale of the Shares.

                          PLAN OF DISTRIBUTION

The Shares may be sold from time to time to purchasers directly by the Selling Shareholder. Alternatively, the Selling Shareholder may from time to time offer the Shares to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder or the purchasers of such securities for whom they may act as agents. The Selling Shareholder and any underwriters, broker/dealers or agents that participate in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

The Shares may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of Shares may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options.

To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

The Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholder. The foregoing may affect the marketability of such securities.

The costs of the registration of the Shares will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any. The Selling Shareholder will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Shareholder against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

In recognition of the fact that the Selling Shareholder, even though it acquired the Shares with no view towards distribution, may wish to be legally permitted to sell all or a portion of the Shares, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until the Shares are no longer, by reason of Rule 144(k) under the Securities Act or any rules of similar effect, required to be registered for the sale thereof by the Selling Shareholder. This Prospectus forms a part of such Registration Statement.

The Shares are listed on the Nasdaq National Market.


                              LEGAL MATTERS

The validity of the Shares will be passed upon for Apple South by Kilpatrick Stockton LLP, Atlanta, Georgia. Attorneys at Kilpatrick Stockton LLP who participated in the preparation of this Prospectus own a total of 2,830 shares of Apple South Common Stock.

                    INDEPENDENT CERTIFIED ACCOUNTANTS

The consolidated financial statements of Apple South, Inc., as of December 29, 1996 and December 31, 1995, and for each of the years in the three-year period ended December 29, 1996, incorporated by reference in this registration statement have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, sales person or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                         TABLE OF CONTENTS


Available Information ............................. 2
Incorporation of Certain
  Documents by Reference .......................... 2
The Company ....................................... 3
Recent Developments ............................... 3
Legal Proceedings ................................. 3
Selling Shareholder ............................... 4
Use of Proceeds ................................... 4
Plan of Distribution .............................. 4
Legal Matters ..................................... 5
Independent Certified Accountants ................. 5



                          357,600 Shares


                        APPLE SOUTH, INC.


                           Common Stock




                        __________________

                            PROSPECTUS

                        _________________

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses (other than underwriting commissions) of the sale of the Shares are as follows:


Registration Filing Fee           $2,053
Legal Fees and Expenses            4,000
Accounting Fees and Expenses       1,000
Total                             $7,053

None of the expenses of registering the securities are to be borne by the Selling Shareholder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14-2-851, et. seq., of the Georgia Business Corporation Code (the "Code") authorizes the Company to indemnify its directors, officers, employees, and agents in certain circumstances. Section 14-2-856 expressly allows the Company to provide, with shareholder approval, indemnification rights that are broader than otherwise provided under the Code. Article Eight of the Company's Bylaws provides for broader indemnification rights than expressly provided under the Code. The following is a summary of the material provisions of Article Eight.

Article Eight requires the Company to indemnify persons who are parties to any civil, criminal, administrative, or investigative action, suit, or proceeding by reason of the fact that such person was or is a director of the Company. Except as noted in the next paragraph, directors are entitled to be indemnified against expenses (including but not limited to attorney's fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon an undertaking to repay the Company if it is ultimately determined that they are not entitled to indemnification.

Under Article Eight, indemnification will be disallowed under the following four exceptions to limitation of directors' liability under Section 14-2-202 of the Code: (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) liability under
Section 14-2-832 of the Code (dealing with unlawful distributions), and (iv) any transaction from which the director received an improper personal benefit.

The Board of Directors also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

The Company, upon authorization of the Board of Directors, has the power to enter into an agreement or agreements providing to any person who was or is a director, officer, employee, or agent of the Company indemnification rights substantially the same as those provided to directors under Article Eight. The Company has entered into indemnity agreements with its directors and executive officers.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company against any liability asserted against him or incurred by him in any such capacity, whether or not the Company now has the power to indemnify him against such liability under Article Eight.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as exhibits to this Registration Statement:

     Exhibit No.         Exhibit Description

     4.1 See Exhibits 3.1 and 3.2 to the Company's Registration Statement on Form S-1, File No. 33-42662 and Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 1995, for provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws defining the rights of holders of the Company's Common Stock*

     5.1            Opinion of Kilpatrick Stockton LLP

     23.1           Consent of Kilpatrick Stockton LLP (contained in
                    Exhibit 5.1)

     23.2           Consent of KPMG Peat Marwick LLP

     ____________________
     *    Incorporated by reference to the indicated document

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution nor previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on September 23, 1997.

                                       APPLE SOUTH, INC.

                                       By: /s/ Tom E. DuPree, Jr.
                                          ---------------------------
                                           Tom E. DuPree, Jr.
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors


                        POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Tom E. DuPree, Jr. and Erich J. Booth, and each of them, his or her true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 relating to the resale of certain shares of the Company's common stock by Canyon (1997) Investment Limited Partnership, and any and all amendments (or post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature               Title                            Date
    ----------              ------                           ----

 /s/ Tom E. DuPree, Jr.     Chairman of the Board of         September 23, 1997
 ----------------------     Directors and Chief
 Tom E. DuPree, Jr.         Executive Officer (principal
                            executive officer)

  /s/ Erich J. Booth        Director and Chief Financial     September 23, 1997
---------------------       Officer and Treasurer
Erich J. Booth              (Principal Financial Officer)


 /s/ Philip L. Ammons       Chief Accounting Officer         September 23, 1997
-----------------------     (Principal Accounting
Philip L. Ammons            Officer)


 /s/ John G. McLeod, Jr.    Director                         September 23, 1997
------------------------
John G. McLeod, Jr.

 /s/ Thomas R. Williams     Director                         September 23, 1997
------------------------
Thomas R. Williams


 /s/ James W. Rowe          Director                         September 23, 1997
--------------------
James W. Rowe


 /s/ Ruth G. Shaw           Director                         September 23, 1997
-------------------
Ruth G. Shaw


 /s/ John L. Moorhead       Director                         September 23, 1997
----------------------
John L. Moorhead

                          EXHIBIT INDEX


     Exhibit No.              Exhibit Description                     Page

     4.1 See Exhibits 3.1 and 3.2 to the Company's Registration Statement on Form S-1, File No. 33-42662 and Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 1995, for provisions in the Company's Amended and Restated Articles of Incorporation and Bylaws defining the rights of holders of the Company's Common Stock*

     5.1 Opinion of Kilpatrick Stockton LLP as to the legality of the Shares being registered

     23.1 Consent of Kilpatrick Stockton LLP (contained in
          Exhibit 5.1)

     23.2 Consent of KPMG Peat Marwick LLP


     ____________________

     *    Incorporated by reference to the indicated document